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PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2154


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $100,000,000        Original Issue Date:    May 30, 2001

CUSIP Number:      59018Y JW2          Stated Maturity Date:   May 30, 2006


Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual


Interest Rate Basis:
--------------------
[X]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate

   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:    Three Months            Minimum Interest Rate: Not Applicable

Spread:            0.3800%                 Maximum Interest Rate: Not Applicable

Initial Interest Rate:   TBD               Spread Multiplier:     Not Applicable


Interest Reset Dates:      Quarterly, on the 28th of February, 30th of May, 30th
                           of August and 30th of November, commencing August 30,
                           2001, until maturity, subject to modified following business day convention.

Interest Payment Dates:    Quarterly, on the 28th of February, 30th of May, 30th
                           of August and 30th of November, commencing August 30,
                           2001, until maturity, subject to modified following business day convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     May 24, 2001